EXHIBIT 10.2

SECURITIES PURCHASE AGREEMENT

THIS SECURITlES PURCHASE AGREEMENT (‘Agi”eement”) is made as of June [ 20 ], 2017, by and between Major League Football, Inc., a Delaware corporation (the “Company”), and Compass Creek Capital, Inc., a California corporation (the “Investor”).

RECITALS

WHEREAS, the Company wishes to sell to Investor, and Investor wishes to purchase from the Company, 42,857,143 shares of the Company’s Series A preferred stock and the option to purchase up to 171,428,571 additional shares of the Company’s Series A preferred stock at the price of $0.07, in exchange for $3,000,000, subject to the terms and conditions set forth herein.

WHEREAS, in connection with the transactions contemplated by this Agreement, the Company shall appoint Investor’s designee, Jerry C. Craig, as the President and Chief Executive Officer and as a member of the Company’s board of directors, subject to the terms and conditions set forth herein.

WHEREAS, subsequent to the closing of this Agreement, and subsequent to the Company making all requisite and appropriate filings with all applicable filing agencies, the Company intends to enter into second securities purchase agreement with the Investor, pursuant to the same or similar terms (as applicable) to this Agreement, to sell the Investor up to $12,000,000 of the Company’s preferred stock at the stock price of $0.07 and appoint two additional Investor designee’s as members of the Company’s board of directors.

NOW, THEREFORE , in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows;

Section 1. Purchase and Sale.

1.1 Sale and Issuance of New Securities. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase and the Company agrees to sell and issue to the Investor 42,857,143 shares of the Company’s convertible preferred stock (the ‘‘Preferred Stock” or the “‘Securities”) at the purchase price of $.07 per share for a total of U.S $3 Million ($3,000,000). The Preferred Stock shall have the rights, preferences, powers, restrictions and limitations set forth in the certificate of designation of the Company in the form attached hereto as Exhibit A (the “Certificate of Designation”).

1.2 Closing. The closing shall be on or before June [3th], 2017 whereby the purchase and sale of the Preferred Stock being purchased by the Investor shall occur and take place at the offices of Company, at 1:00 p.m., or at such other time and place as the Company and the Investors mutually agree upon (the “Closing Dste”), but no later than June [8th], 2017. At the closing, the Company shall deliver to the Investor (i) a certificate representing 42,857,143 shares of Preferred Stock and (ii) shall comply with the covenants described in paragraph 7. The Company shall deliver certificates representing the Preferred Stock to the Investor at the Closing bearing an appropriate legend referring to the fact that the shares of Preferred Stock were sold in reliance upon an exemption from registration under the Securities Act.

1.3 Delivery of Funds. Payment for the securities shall be received by the Company from the Investor by means approved by the Company on a mutually agreed upon schedule. The initial U.S. $2 Million ($2,000,000) funds shall be deposited into the Company’s newly created Bank Account no later than 7 days from the Closing Date. The remaining U.S. $1 Million ($1,000,000) shall be deposited within 30 days after the first deposit. If the total funds are not deposited into the Company’s Bank Account, then any shares not paid for shall automatically revert back to the Company.

1.4 Use of Proceeds. The CEO, in consultation with the Board and other officers, will determine the priority, veracity and necessity of company payables previously incurred by the Company, set forth in Schedule 1.3, Investor and new management makes no warranty on the time or amount of such payments.

Sectioa 2. Representations and Warranties of the Company. Except as contained in or set forth on Scheduie 2, the Company hereby represents and warrants to the Investor that:

2.1 Incorporation. The Company is a corporation duly organized and validly existing, is in good standing under the laws of the state or other place of its incorporation, has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and the Company is qualified as a foreign corporation in each jurisdiction where the failure so to qualify would have a material adverse effect on its business or operations.

2.2 Capitalization. The authorized capital of the Company is as described in the Company’s Annual Report on Form 10-K for fiscal year ended April 30, 2016 filed with the United States Securities and Exchange Commission on July 29, 2016 (the “2016 Form 10-K’’); except that since July 29, 2016 (the “Form 10-.K Date”) the Company has issued the securities set forth on Schedule 2 attached to this Agreement.

2.3 Subsidiaries. The Company does not presently control, directly or indirectly, any other corporation, association or business entity.

2.4 Authorization. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement, and for the authorization, issuance and delivery of the Securities being sold hereunder, has been or shall be taken prior to the Closing Date, and this Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of the Company. Issuance of the Securities will not be subject to preemptive rights of any stockholders in the Company.

2.5 Validity of Securities. The Securities to be purchased and sold pursuant to this Agreement, when issued, sold and delivered in accordance with its terms for the consideration expressed herein, shall be duly and validly issued, fully paid and nonassessable.

2.6 Governmental Consents. All consents, approvals, orders, authorizations or registration, qualification, designation and declaration or filing with and federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to, and be effective as of, the Closing Date or will be timely filed thereafter.

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2.7 Compliance with Other Instruments. The Company is not in violation of any provisions of its respective Certificate of Incorporation, its Bylaws, any material mortgage, indenture, lease, agreement or other instrument to which it is a party, or of any material provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company. The execution, delivery and performance of this Agreement will not result in any such violation or be in conflict with or constitute a default under any such provision.

2.8 Litigation. There are no actions, proceedings or investigations pending, or to the knowledge of the Company threatened, which question the validity of this Agreement or, except as described in the 2016 Form 10-K, which might result, either individually or in the aggregate, in any material adverse change in the assets, conditions, affairs or prospects of the Company.

2.9 Patents. The Company owns or have a valid right to use the patents, patent rights, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, and intellectual property rights being used to conduct their businesses as now operated and as now proposed to be operated; and the conduct of business as now operated and as now proposed to be operated does not and will not conflict with valid patents, patent rights, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, and intellectual property rights of others. The Company has no obligation to compensate any person or entity for the use of any such patents or rights.

2.10 Financial Statements. The financial statements of the Company included in the 2016 Form 10-K complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP consistently applied during the periods presented (except, as noted therein, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal audit adjustments) the financial position of Company as of the date thereof and the results of their operations and their cash flows for the periods then ended.

2.11 Absence of Certain Changes. Since the Form 10-K Date whether or not in the ordinary course of business, there has not occurred or arisen (a) any material adverse change in the financial condition, operations, business or prospects of the Company, or (b) any event, condition or state of facts of any character which materially or adversely affects, or may materially or adversely affect, the financial condition, operations, business or prospects of the Company.

2.12 Tax Returns and Reports. All federal income tax and state franchise tax returns and tax reports required to be filed by the Company have been filed with the appropriate governmental agencies in all jurisdictions in which such returns or reports are required to be filed. All such returns and reports constitute complete and accurate representations, in all material respects, of the tax liabilities of the Company. All federal income tax and state franchise and other taxes (including interest and penalties) due from the Company have been fully paid or adequately provided for on the books and financial statements of the Company. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service. The Company knows of no additional assessments or adjustments pending or threatened for any period, nor of any basis for any such assessment or adjustment. The Company has not entered into any agreements with federal and state taxing authorities extending the statute of limitations with respect to the assessment of federal and state taxes for any period.

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2.13 Properties. The Company has good and marketable title to its real and personal properties and assets and valid leasehold interests in its leased properties as and to the extent carried on its books, including those reflected in the financial statements of the Company included in the 2016 Form 10-K, except properties and assets disposed of in the ordinary course of business, and none of such properties or assets is subject to any mortgage, pledge, charge, lien, security interest, encumbrance of joint ownership interest, except liens for taxes, assessments, or governmental charges or levies if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings. The use of any property of the Company for the purpose for which it was acquired is not now, and, based upon the laws, regulations and ordinances in effect on the Closing Date, in the future will not be, curtailed to a material degree by any violations prior to the Closing Date by the Company of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to zoning, environmental protection, city planning, or similar matters). The Company enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said lease are valid and subsisting and in full force and effect.

2.14 Agreements. The Company has not materially breached, nor has it received written notice of any claim or threatened claim that the Company has breached, any of the terms or conditions of any material agreement, contract, lease, commitment or understanding, the breach or breaches of which singly or in the aggregate could materially or adversely affect the financial condition, operations, business or prospects of the Company.

2.15 Pension Benefit Plan. The Company does not have or make contributions to any pension, defined benefit or defined contribution plans which are subject to the Federal Employee Retirement Income Security Act of 1974, as amended (“ER1SA”).

2.16 No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

2.17 No Other Representations or Warranties. Except for the representations and warranties contained in this Section 2 (including the related portions of Exhibit 2), neither the Company nor any other person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company.

Section 3. Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows:

3.1 Authorization, All company action on the part of the Investor, its officers and directors, managers and members, as the case may be, necessary for the authorization, execution, delivery and performance of all obligations of the Investor under this Agreement, including for the delivery of the cash consideration described in paragraph 1.2, has been or shall be taken prior to the Closing Date, and this Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of the Investor.

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3.2 Accredited investor, The Investor is an “accredited investor” as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “Act”), in that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing the Company; (ii) is an entity in which all of the equity owners are accredited investors; (iii) a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or (iv) is another type of entity that meets the definition of an “accredited investor;” specifically:

_____________________________________________

3.3 Independent Investigation. Investor has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise), assets or Securities and Exchange Commission reports of the Company, and acknowledges that it has been provided adequate access to the personnel. properties, assets, premises, books and records and other documents and data of the Company for such purpose. Investor acknowledges and agrees that (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby and thereby, Investor has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Section 2 of this Agreement (including the related portions of Schedule 2), and (b) neither the Company nor any other person has made any representation or warranty as to the Company or this Agreement, except as expressly set forth in Section 2 of thls Agreement (including the related portions of Scheduie 2). Investor has not been provided with any separate offering documents or materials.

3.4 Prior Jm,estment Experience. The Investor is financially sophisticated and has significant prior investment experience, including investment in restricted and non-registered securities. The Investor is knowledgeable about investment considerations in microcap companies. The Investor has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Investor’s overall commitment to investments which are not readily marketable is not excessive in view of the Investor’s net worth and financial circumstances and the purchase of the Securities will not cause such commitment to become excessive. The investment is a suitable one for the Investor.

3.5 Appropriate Investment The Investor has adequate means of providing for such Investor’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Securities for an indefinite period of time.

3.6 Signfficant Risk. The Investor is aware that an investment in the Securities involves a number of very significant risks and has carefully researched the Company.

3.7 Governmental Consents. All consents, approvals, orders, authorizations or registration, qualification, designation and declaration or filing with and federal or state governmental authority on the part of the Investor required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to, and be effective as of, the Closing Date or will be timely filed thereafter.

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3.8 No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s. or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

3.9 No Other Representations or Warrenties. Except for the representations and warranties contained in this Section 3 and Section 4 below, neither the Investor nor any other person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Investor.

Section 4. Securities Act of 1933.

4.1 Investment Representation.

(a) This Agreement is made with the Investor in reliance upon its respective representations to the Company, which by its acceptance hereof the Investor hereby confirms, that the Securities to be received will be acquired for investment for an indefinite period for its own account and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell or transfer to such person any of the Securities.

(b) The Investor understands that the Securities are not and may never be registered under the Act on the ground that the sale provided for in this Agreement and the issuance of securities is exempt pursuant to Section 4(a)(2) of the Act and Rule 506 of Regulation D thereunder, and that the Company’s reliance on such exemption is predicated on its representations set forth herein.

(c) The Investor agrees that in no event will it make a disposition of any of the Securities, unless the Securities shall have been registered under the Act, unless and until (i) it shall have notified the Company with a statement of the circumstances surrounding the proposed disposition and (ii) it shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that (A) such disposition will not require registration of such securities under the Act, and (B) that appropriate action necessary for compliance with the Act has been taken. Notwithstanding the foregoing. the Investor may distribute any of the Securities to the owners of its equity.

(d) The Investor represents that it is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has the ability to bear the economic risks of its investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions which have been asked by the Investor answered by the Company.

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(e) The investor understands that if a registration statement covering the Securities under the Act is not in effect when it desires to sell any of the Securities, it may be required to hold such Securities for an indeterminate period. The Investor also acknowledges that it understands that any sale of the Securities which might be made by it in reliance upon Rule 144 under the Act may be made only in limited amounts in accordance with the terms and conditions of that Rule.

4.2 Legends. All certificates for the Securities shall bear substantially the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED BY THE INVESTOR FOR INVESTMENT PURPOSES. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS (A) THEY HAVE BEEN REGISTERED UNDER SAID ACT, OR (B) THE TRANSFER AGENT (OR THE COMPANY IF THEN ACTING AS ITS TRANSFER AGENT) IS PRESENTED WITH EITIIER A WRITTEN OPINION SATISFACTORY TO COUNSEL FOR THE COMPANY OR A “NO-ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER.”

4.3 Rule 144. The Company covenants and agrees that: (i) at a11 times while it is subject to the reporting requirements of Section 13 or l5(d) of the Securities Exchange Act of 1934 it will use its best efforts to comply with the current public information requirements of Rule l44(c)(l) under the Act; and (ii) it will furnish the lnvestors upon request with all information about the Company required for the preparation and filing of Form 144.

Section 5. Conditions to Investors’ Obligations at Closing. The obligations of the Investors under paragraphs 1.1 and 1.2 of this Agreement are subject to the fulfillment at or before the Closing Date of each of the following conditions:

5.1 Representations and Warranties. The representations and warranties contained in Section 2 hereof, subject to the disclosures contained in Schedule 2, shall be true on and as of the Closing Date, other than those representations and warranties contained in paragraph 2.2.

5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it on or before the Closing Date.

5.3 Reservation of Shares. The Company shall have reserved the requisite number of shares of its Preferred Stock for issuance and delivery to the Investor at the closing.

5.4 State Securities Laws. The Company will have complied with all requirements under all applicable state blue sky securities laws with respect to the offer and sale of the Securities.

5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the closing and all material documents and instruments incident to such transactions will be reasonably satisfactory in substance and form to the Investor and its counsel, and the Investor and its counsel will have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

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Section 6. Conditions of the Company’s Obligations at Closing. The obligations of the Company under paragraphs 1.1 and 1.2 of this Agreement are subject to the fulfillment at or before the closing of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of the Investor contained in Sections 3 and 4.1 hereof shall be true on the Closing Date with the same effect as though said representations and warranties had been made on and as of the Closing Date.

6.2 Performance. The Investor shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it on the Closing Date.

6.3 Proceedings and Documents. All company and other proceedings in connection with the transactions contemplated at the closing and all material documents and instruments incident to such transactions will be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel will have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

7. Covenants. At the closing:

7.1 Appointment as CEO and Board Member. At the closing, Jerry C. Craig shall be elected as the Company’s President and Chief Executive Officer and as a member of the Company’s board of directors.

7.2 Directors & Officers Insurance Policy. As soon as practicable after the closing, the Company make the requisite payments to obtain a Directors & Officers insurance policy that is at least $1,000,000.

7.3 Indemnification Agreement. At the closing, each new member of the Company’s Board of Directors shall enter into an Indemnification Agreement, the form of which is attached as Exhibit B.

7.4 At the closing. Jerry C. Craig, as the President and Chief Executive Officer of the Company and Kris Craig, as Treasurer, the Company Treasurer, shall be authorized, empowered and directed to maintain the Company’s newly created bank account.

7.5 Registration Rights Agreement. The Investor shall be entitled to receive registration rights pari passu with, and substantially the same as, any registration rights provided to holders of equity securities of the Company during the next round of financing of the Company.

7.6 Key Executive and Founder Stock Right of Repurchase. Common stock owned by any key executive or founder with more than 2% of the prefinancing equity is subject to the right of repurchase by the company at the lower of (a) the fair market value (FMV) at the time of agreement or the FMV at the time of repurchase; or (b) $0.01 per share (if no FMV has been determined), If the founder leaves the company within the first four years. Such a right expires over four years on a monthly basis after the Initial Closing (2.083% per month for 48 months).

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8. Miscellaneous.

8.1 Agreement is Entire Contract. Except as specifically referenced herein, this Agreement constitutes the entire contract between the parties hereto concerning the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. This Agreement supersedes all prior agreements between the parties concerning the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. except as expressly provided herein.

8.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

8.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.4 Title and Subtitles. The titles of the sections, paragraphs and subparagraphs of this Agreement are for convenience and are not to be considered in construing this Agreement.

8.5 Notices. Any notices or other communications to the parties required herein or permitted hereby shall be sufficiently given, and deemed to be delivered to a party, if sent by hand delivery, overnight courier service or other similar messenger service, or electronic mail, at the address set forth below; or to such other address as the parties shall designate to the other in writing. Notices shall be deemed received one (1) day after deposit with an overnight carrier or upon confirmation of receipt if sent by hand delivery or electronic mail:

If to Investor:	Compass Creek Capital, Inc. jerry.craig@compasscreekcapital.com

If to Company:	6230 University Parkway, Suite 301 Lakewood Ranch, Florida 34240 Rick Smith

8.6 Finder’s Fee. Each party hereto represents that it is not, and will not be, obligated for any finder’s fee or commission payable in cash in connection with this transaction. Each party hereto hereby agrees to indemnity and to hold harmless the other party hereto from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which any such party or any of its employees or representatives is responsible).

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8.7 Legal Fees and Expenses. Each party hereto shall be responsible for its own legal fees incurred in connection with the negotiation and execution of this Agreement, except that the Company shall pay $15,000 to Investor’s counsel subsequent to the closing.

8.8 Other Miscellaneous. This Agreement may not be modified or amended except in writing executed in counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument. Neither party may assign this Agreement without the prior written consent of the other party. If any provision of this Agreement shall for any reason be held invalid or unenforceable by any court, governmental agency or arbitrator of competent jurisdiction, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. Any ambiguity in this Agreement shall not be construed against either party as the drafter. The parties hereto shall not be construed as joint venturers or partners of each other pursuant to this Agreement, and no party shall have the power to bind or obligate another except as set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first set forth above in the capacities described.

MAJOR LEAGUE FOOTBALL, INC.

______________________	By:
Witness	Name:	Rick Smith
Its:

COMPASS CREEK CAPITAL, INC.

_____________________	By:
Witness	Name:	Jerry C. Craig
Its:

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Schedule 1.3,

Use of Proceeds

The CEO, in consultation with the Board and other officers will determine the priority, veracity and necessity of company payables previously incurred by the Company in disbursing this initial and other proceeds of the stock purchase by Compass Creek, Inc., exercising due care in the best interests of its shareholders. Current management has made certain suggestions set forth below which will be subject to the above review process for these and any other disbursements.

Compass Creek and new management makes no warranty on the time or amount of such payments until its review is completed.

($)
B-21 Technologies	3198
BHDHMQ1	157000
Marcelo Morinigo	4,500
David M Bovi PA	212,654
Edgar Filings	2,671
Empire Travel	34,981
FloridaP & L	489
Frank Murtha	6,521
Husted Kicking	11,325
Laminia International	84,984
Liquid Interactive	153,016
Philadelohia Stock Transfer	3150
Salberg & Companv	42,439
TCA	38,257
Basil Law Group	1600
Thennish Law	6,250
Verizon	305
Bill Lutzen	56000
Sea Otter	145,000
Rick Smith	291.739
Mike Queen	291,739
Wes Chandler	291,739
Ivorv Sullv	98,804
Nick Athan	75000
JJ Covne	25,000
Notes	130,000
Accrued interest	12,174
Herm Edwards	50000
Ronald Chew	15000
Working Capital	863270

Total	3,000,000

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Schedule 2

All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since July 29, 2016 {the “:Form 10-:K Date”) are incorporated into this Exhibit 2 by reference (the “incorporated SEC Reports”).

The following describes, as of January 31, 2017, all material subsequent events Company not otherwise described in the Incorporated SEC Reports:

As of June 5, 2017 the Company had outstanding 57,035,520 shares of Common Stock

Since May 1, 2017 the Company has been in default of its corporate office lease in Florida. The full amount outstanding is $19,129, and as a result of the default, the landlord may pursue all legal remedies including termination of the lease. The Company is in discussions with the landlord pay the outstanding balance to avoid the landlord filing a lawsuit against the Company for default or terminating the lease. The Company intends to use a portion of the proceeds from this offering to pay the outstanding $19,129 owed.

H&J Ventures, LLC (“H&J”) is a debtor in a chapter 7 bankruptcy proceeding. On October 4, 2016, the chapter 7 trustee (the “Trustee”) of the bankruptcy estate of H&J sent a letter to the Company claiming that the Company owed $7,800,000 to H&J in connection with an October 1, 2014 agreement between the Company and H&J, and that the Trustee would accept a settlement payment of $6,630,000 to resolve the matter. The Company disputes this claim in its entirety. On December 9, 2016, the Trustee served the Company with a subpoena relating to this matter. The Company has retained counsel with respect to this matter and will respond to the subpoena as it is lawfully required to do; however, the Company considers this claim to be without merit.

Sea Otter Convertible Note

Promissory Note to Jerry C. Craig in the amount of $62,321.48 and dated April 28, 2017.

[ENDJ

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Exhibit A

Certificate of Designation

Exhibit B

Indemnification Agreement

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Schedule 1.3.

Use of Proceeds

The CEO, in consultation with the Board and other officers will determine the priority, veracity and necessity of company payables previously incurred by the Company in disbursing this initial and other proceeds of the stock purchase by Compass Creek, Inc., exercising due care in the best interests of its shareholders, Current management has made certain suggestions set forth below which will be subject to the above review process for these and any other disbursements.

Compass Creek and new management makes no warranty on the time or amount of such payments until its review is completed.

($)
B-21 Technologies	3,198
BHDHM!rt	157,000
Marcelo Morinigo	4,500
David M Bovi PA	212,654
Edl!aI’ Filimzs	2,671
Emoire Travel	34981
FloridaP & L	489
Frank Murtha	6521
Husted Kicking	11.325
Laminia International	84984
LiQuid Interactive	153,016
Philadelohia Stock Transfer	3,150
Salber_g & Company	42,439
TCA	38,257
Basil Law Group	1,600
Thennish Law	6,250
Verizon	305
Bill Lutzen	56000
Sea Otter	145,000
Rick Smith	291,739
Mike Queen	291,739
Wes Chandler	291,739
Ivory SulJv	98,804
Nick Athan	75,000
JJCoyne	25,000
Notes	130,000
Accrued interest	12,174
Henn Edwards	50000
Ronald Chew	15,000
Working Capital	863.270

Total	3,000,000

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jen-y.crui g@compa<;screekcapital.com

If to Company:	6230 Univcri.ity Parkway, Suite 301 Lakewood Ranch, Florida 34240 Rick Smith

8.6 Finda’s Fee. Each party hereto represents that it is not, and will not be, obligated for any tinder’s fee or commission payable in cash. In connection with this transaction. Each party hereto hereby agree to indemnity and to hold harmless the other party hereto from any liahility for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which any such party or any of its employ es or representatives is responsible).

8.7 Legal Fees and Expenses. Each party hereto shall be responsible for its own legal fees incurred in connection with the negotiation and execution of this Agreement, except that the Company shall pay $15,000 to Investor;s counsel subsequent to the closing.

8.8 Other MiscellaneQus. This Agreement may not be modified or amended except in writing executed in counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument. Neither party may assign this Agreement without tb.e prior written consent of the other party. If any provision of this Agreement shall for any reason be held invalid or unenforceable by any court, governmental agency or arbitrator of compet nt jurisdiction, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. Any ambiguity in this Agreement shall not be construed against either party as the drafter. The parties hereto shall not be construed as joint venturers or partners of each other pursuant to this Agreement, and no party shall have the power to bind or obligate another except as set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first set forth above in the capacities described.

MAJOR LEAGUE FOOTBALL, INC.

By:
Name:	Rick Smith
Its:	C.0.0.______________

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